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                                                                    EXHIBIT 10.5

                             D.E. FREY GROUP, INC.

                           1995 STOCK PURCHASE PLAN


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                                250,000 Shares
                         Common Stock, $.10 Par Value

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                               TABLE OF CONTENTS

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PLAN INFORMATION.......................................................   1

SECURITIES TO BE OFFERED AND PERSONS WHO MAY PARTICIPATE IN THE PLAN...   1

PURCHASE OF AND PAYMENT FOR SECURITIES PURSUANT TO THE PLAN............   2

FEDERAL INCOME TAX CONSEQUENCES........................................   3

RESALES OF SHARES......................................................   3

CALL OPTION OF THE COMPANY.............................................   4

CONFIDENTIALITY AGREEMENT..............................................   4

ADMINISTRATION OF THE PLAN.............................................   4

ADDITIONAL INFORMATION.................................................   4
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THIS PLAN IS REQUIRED TO BE ACCOMPANIED BY AND IS A PART OF A PRIVATE PLACEMENT
MEMORANDUM OR OTHER DISCLOSURE DOCUMENT PREPARED BY THE COMPANY. PARTICIPANTS ARE URGED TO CAREFULLY REVIEW THE DISCLOSURE DOCUMENT. NO OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IS MADE IN ANY STATE OR JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

                      The date of this Plan is April 1995
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                             D.E. FREY GROUP, INC.

                               PLAN INFORMATION

     The principal executive offices of D.E. Frey Group, Inc., a Delaware corporation (the "Company"), are located at One Norwest Center, Suite 2200, 1700 Lincoln Street, Denver, Colorado 80203. The telephone number of the Company is
(303) 863-4040.

     Management believes it is very important to allow employees, independent contractors and other advisors and consultants to the Company the opportunity to participate in the growth of the Company. Accordingly, in April 1995, the Board of Directors of the Company approved the 1995 Stock Purchase Plan (the "Plan") whereby employees ("Employees") and independent contractors, advisors and consultants (collectively, "Consultants") of the Company and its subsidiaries, at their election, may purchase shares of the Company's Common Stock, par value $.10 per share (the "Shares"), and pay for such Shares out of their compensation by means of a withholding therefrom. Employees and Consultants who elect to participate in the Plan may be collectively referred to herein as the "Participants." Within 60 days after the end of each fiscal year of the Company, it will issue to each Participant a non-transferable three-year option ("Option") for the purchase of that number of shares of the Company's Common Stock ("Option Stock") as equals 20% of the total number of Shares purchased by that Participant pursuant to the Plan during the preceding year. The exercise price will be the then value as established by the Board of Directors or the current market price if a market exists for the Common Stock. The Options may be exercised only so long as the holder is employed by or an independent contractor, consultant or advisor associated with the Company or any of its subsidiaries. The Shares, Options and Option Stock (collectively referred to as the "Securities") have not been registered under federal or applicable state securities laws and will be, when issued, "restricted securities" subject to substantial restrictions on transfer.

     The Plan will terminate on March 31, 2005, or earlier upon not less than ten days' prior written notice given to all Participants. A participation election is effective until terminated. Either the Company or a Participant can terminate the participation of that Participant on not less than 30 days written notice given prior to the last day of any fiscal quarter of the Company, effective as of the first day of the following fiscal quarter. The Company may suspend the Plan if, in the opinion of management, a material event requires that a new stock value be established by the Board of Directors. Any new value will be effective as of the date of occurrence of any such material event unless determined otherwise by the Board of Directors.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code (the "Code").

                         SECURITIES TO BE OFFERED AND
                    PERSONS WHO MAY PARTICIPATE IN THE PLAN

     The Board of Directors of the Company has reserved a maximum of up to 250,000 Shares of its Common Stock for issuance pursuant to the Plan. No Participant may commit more than ten percent of his or her gross income (before taxes and other withholdings required by law but after deduction of expenses and other amounts payable to the Company or any subsidiary of the Company) for the purchase of Shares pursuant to the Plan. The Plan does not limit the number of Shares which may be purchased by any one Participant.
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     All Employees to and Consultants of the Company are eligible to participate in the Plan. Each Consultant will be required to certify to the Company that the fees to be used to purchase the Shares by that Consultant pursuant to the Plan will have been earned for bona fide services rendered to the Company by the Consultant otherwise than in connection with offer or sale of securities in a capital-raising transaction.

     Shares may be sold only to Participants who reside in states where such securities have been qualified for sale or are exempt from such qualification. Employees and Consultants who desire to participate in the Plan should contact the Plan administrator to determine if the securities have been qualified for sale in their state of residence. No offer to sell or solicitation of an offer to buy securities is made in any state or jurisdiction where the offer would be unlawful.

     Attached to this Plan is the Company's Private Placement Memorandum (the "Memorandum") dated April 1995. Persons eligible to participate in the Plan are urged to thoroughly read the Memorandum and to ask of management any questions they may have regarding the Company and its management, operations and financial condition. The Company will provide, upon request, to any person eligible to participate in the Plan copies of all documents referred to in the Memorandum.

                     PURCHASE OF AND PAYMENT FOR SECURITIES
                              PURSUANT TO THE PLAN

     Employees and Consultants may elect to participate in the Plan by entering into written agreements with the Company (the "Participation Agreement") pursuant to which a specified percentage (whole numbers only) of compensation then or thereafter owed to the Participant by the Company or by any subsidiary of the Company shall be deducted from such compensation and applied for the purchase of Shares. Such election will continue indefinitely until terminated by either the Company or the Participant upon not less than 30 days written notice given prior to the last day of any fiscal quarter of the Company, effective as of the first day of the following fiscal quarter.

     The Shares shall be issuable as of the date of the deduction from the Participant's compensation (the "Issuance Date"). The purchase price shall be the value per share as determined by the Company's Board of Directors, which determination shall be conclusive. The value will be determined not less frequently than quarterly in advance and, in any event, as soon as practicable after the occurrence of a material event. On the occurrence of an event deemed by management to be material, the Company may suspend the Plan until the Board of Directors has had the opportunity to establish a revised value. Any such revised value will be retroactive to the date such event occurred unless otherwise determined by the Board of Directors. The Company will advise all participants of the value as soon as practicable after established by the Board of Directors and, in any event, will advise them of the value established for each fiscal quarter on or before the first day of that quarter. For the quarter ending June 30, 1995, the board has determined the value to be $2.00 per Share.

     Stock certificates evidencing the Shares will not be issued except upon written request by the Participant, but not more frequently than quarterly. Fractional shares will not be issued. Any fractional shares will be paid in cash.

     Each Participant will be advised by the Company promptly after the end of each fiscal year of the price per Share and the number of Shares purchased by that Participant during that year, and the total number of Shares credited to the Participant's account. Fractional shares will be credited to the Participant's account calculated to two decimal places. Even though certificates evidencing such Shares may not have

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been delivered, the Participants shall have all rights of shareholders under
Delaware law, including voting of the Shares and the right to receive dividends or other distributions thereon.

     Each Participant in the Plan will receive, within 60 days after the last day of each fiscal year of the Company, a non-transferable option ("Option") for the purchase of that number of whole shares of the Company's Common Stock (rounded down to the nearest whole share) as equals 20% of the total number of Shares purchased by the Participant pursuant to the Plan during the preceding year. The Options will be exercisable for a period of three years after the issuance date at an exercise price equal to the then value as established by the Board of Directors, but only so long as the holder of the Option is employed by or an independent contractor, consultant or advisor associated with the Company or any of its subsidiaries. However, should a public market then exist for the Common Stock, the exercise price will be the closing price on the last business day preceding the date of issuance of the Option. The Common Stock received upon exercise of the Options will be subject to substantial restrictions on transfer.

     No commissions or other fees will be charged to a Participant in connection with such purchases.

                        FEDERAL INCOME TAX CONSEQUENCES

     There is no tax benefit associated with the Plan. Any gain or loss upon sale of the Shares will be capital gain or loss under the Internal Revenue Code.

                               RESALES OF SHARES

     The Securities will be issued pursuant to the exemptions from securities registration provided by Rule 701 under the Securities Act of 1933 (the "1933 Act") and/or Regulation D promulgated thereunder and under applicable state laws. The Securities will be "restricted securities" as defined in Rule 144 under the 1933 Act, and subject to substantial restrictions on transfer. In the Participation Agreement, each Participant will be required to warrant and represent to the Company that, among other things, he or she has received all information about the Company and its subsidiaries deemed necessary by the Participant to the making of an informed investment decision; the Participant is acquiring the Securities for investment and not for distribution or resale; the Participant understands that the Securities are subject to substantial restrictions on transfer; and the Participant is willing and able to assume all the risks of the investment, including loss of all of his or her invested capital. Each stock certificate evidencing ownership of any Securities will bear a restrictive legend regarding these restrictions on transfer.

     The Options will never be transferable and the Shares and Option Stock will not be transferable so long as the Company has the purchase option described below under "CALL OPTION OF THE COMPANY."

     The Company reserves the right to alter, amend or terminate the Plan or to restrict the participation of any person in the Plan for any reason including legal requirements under federal and applicable state securities laws, rules and regulations. This may include limiting the number of Participants who are not "accredited investors" (as defined in the Participation Agreement) to 35 or fewer on a first-come, first-served basis.

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                          CALL OPTION OF THE COMPANY

     In the event the employee, advisor or consultant relationship between the Company and any Participant should terminate for any reason at any time the Company shall have the option, exercisable within 90 days after the termination date, to purchase all shares of the Company's common stock owned by the Participant, including all Shares and Option Stock acquired by that Participant pursuant to the Plan, for an amount equal to the value thereof on the termination date determined by the Board of Directors of the Company as set forth above. The Company shall have no obligation to exercise the option. Each stock certificate evidencing the Shares and Option Stock will bear a legend referring to the Company's option to purchase the Securities.

                           CONFIDENTIALITY AGREEMENT

     The Participation Agreement contains a covenant of confidentiality whereby each Participant agrees that any information provided to him or her regarding the Company, its business, operations, management, financial condition or otherwise, will be kept strictly confidential by the Participant during and at all times after his or her participation in the Plan. In the event of violation of this confidentiality agreement, the Company may exercise all remedies available to it including temporary restraining orders and injunctive relief, recovery of damages and otherwise. In the event of litigation under or arising out of the confidentiality covenant, the prevailing party is entitled to recover its costs, including reasonable legal fees, from the other party.

                          ADMINISTRATION OF THE PLAN

     The Plan will be administered and managed by Paul Hocevar. The address of the administrator of the Plan is One Norwest Center, Suite 2200, 1700 Lincoln Street, Denver, Colorado 80203, telephone number (303) 863-4040. The administrator is designated by the Company's President and may be removed at any time by the President.

                            ADDITIONAL INFORMATION

     The Company will provide without charge to each Participant a copy of the following documents:

          1. Within 90 days after the end of each fiscal year, the Company's audited consolidated financial statements for such fiscal year and the fiscal year prior thereto;

          2. Upon written request made no earlier than 30 days after the end of each fiscal quarter, the Company's unaudited consolidated financial statements for the quarter then ended and the comparable period for the preceding fiscal year, together with a year-to-date consolidated statement of operations.

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